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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 15, 2006

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5858 Westheimer Street, Suite 850, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 942-6575

203 Bannerman Street North, Box 219, Porcupine, Ontario, P0N 1C0
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2006, we entered into a letter of intent with Cia. Mexicana de Gas Natural, S.A. de C.V. ("CMGN"), a private Mexican corporation, whereby we could acquire an initial equity participation of 24% in a joint venture to design, construct, operate and maintain an open access natural gas pipeline between Valladoloid, Cancun and Punta Venado, as well as an initial equity participation of 24% in a joint venture to build a proposed liquefied natural gas storage and regasification facility. The Gulf United/CGMN joint venture holding companies will have a 50% interest in each of these projects, giving us a 12% interest in each project.

We have entered into an amended letter of intent, dated November 16, 2006, which acknowledges that we have advanced a total of $1,038,985 to CMGN to date pursuant to the original letter of intent. The amended letter also provides that, in order to earn the 24% joint venture interest, we must pay an additional $409,410.92 to CMGN by December 5, 2006 and issue 750,000 shares of our restricted stock to CMGN within 15 days following the execution of a joint venture agreement, which shall occur by January 15, 2007.

In connection with the letter of intent, as amended, we have agreed to pay to James Askew of Houston, Texas, a finder's fee equal to 8.5% of any proceeds that we receive from the joint venture. Mr. Askew introduced us to the principals of CMGN and participated in the negotiation, execution and amendment of the letter of intent. We will not have any finder's fee obligation to Mr. Askew if we do not conclude the formal joint venture agreement with CMGN.

In order to advance the payments to CMGN noted above, we relied upon loans totaling $1,038,985 from James Askew. These loans are secured by our equity interest in the joint venture. The loan bears interest at a rate of 10% per annum and is due in full on April 30, 2007. We may satisfy the loan in its entirety by transferring our interest in the letter of intent to Mr. Askew.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(c)	Bryan McKay resigned as President, Chief Executive Officer and a Director of the company effective November 15, 2006.

Effective November 15, 2006, we have appointed Don W. Wilson of Crockett, Texas as president, chief executive officer and a director of the company. Mr. Wilson is a graduate of Sam Houston State University with a Bachelor of Science degree (1969) and a Master of Science degree (1974). Since October 2001, he has owned and operated a cattle ranch in Crockett, Texas. Prior to October 2001, he held numerous director and officer positions with private and public companies, including the following positions:

-	March 1998 to October 2001: acted as president and chief operating officer of Odyssea Marine, Inc a private Houston based company involved in marine transportation and independent power generation.

-	April 1998 to July 2000: acted as Chairman of the Board of Grant Geophysical, Inc., a public company involved in domestic and international geophysical surveying

-	January 1996 to February 1998: acted as president and chief executive officer of F.W. Oil Interest, Inc., a private oil and gas exploration and production company

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March 1993 to November 1995: acted as president of Offshore Pipelines, Inc. and O.P.I. International, Inc., a publicly owned companies involved in the marine construction industry with operations in the Gulf of Mexico, Mexico, India, the Middle East, Southeast Asia and Africa.

ITEM 8.01     REGULATION FD DISCLOSURE

Immediately following the filing of this current report on Form 8-K, we shall issue a press release detailing the material changes in our affairs indicated in this report. A copy of the press release regarding the foregoing is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Document Description

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 20, 2006

GULF UNITED ENERGY, INC.

By:	DON WILSON
Don Wilson, Director